              As filed with the Securities and Exchange Commission

                                              Registration No. 33-______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      HOLIDAY RV SUPERSTORES, INCORPORATED
            -------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN THIS CHARTER)

           FLORIDA                                      59-1834763
-------------------------------             ------------------------------------
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                         SAND LAKE WEST EXECUTIVE PARK
                         -----------------------------
                7851 GREENBRIAR PARKWAY, ORLANDO, FLORIDA 32819
                -----------------------------------------------
                (Address of Principal Offices)       (Zip Code)

             OUTSIDE DIRECTORS STOCK OPTION PLAN AND EMPLOYEE 1987
             -----------------------------------------------------
                          INCENTIVE STOCK OPTION PLAN
                          ---------------------------
                            (FULL TITLE OF THE PLAN)

     NEWTON C. KINDLUND, PRESIDENT, HOLIDAY RV SUPERSTORES, INCORPORATED,
     --------------------------------------------------------------------
            SAND LAKE WEST EXECUTIVE PARK, 7851 GREENBRIAR PARKWAY,
            -------------------------------------------------------
                             ORLANDO, FLORIDA 32819
                             ----------------------
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (407) 363-9211
                                 --------------
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:   [  X  ]

                         ------------------------------
                                    Copy to:
                                Lawrence H. Katz
                                Attorney at Law
                         341 N. Maitland Ave., Ste. 120
                              Maitland, Fl. 32751

                        CALCULATION OF REGISTRATION FEE

Title of Each             Amount                   Proposed         Proposed         Amount
Class of                  to be                    Maximum          Maximum          of
Securities                Registered               Offering         Aggregate        Registration
to be Registered                                   Price Per        Offering         Fee
                                                   Share            Price

----------------          ----------               ---------        ----------       ------------
Common Stock              175,000 Shares           $1.822(1)        $318,925         $109.98
(Par Value $.01)


TOTAL:                    175,000 Shares                                             $109.98
-------------------------------------------------------------------------------------------------


(1) All such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h)(1) the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the weighted average exercise price per share at which such options are exercisable.

                      Holiday RV Superstores, Incorporated
                      ------------------------------------

                  Cross Reference Sheet Pursuant to Regulation
                  --------------------------------------------
                                S-K, Item 501(b)
                                ----------------

S-8 Item No. and Caption                                            Prospectus
-----------------------------------------                           -----------------------
1.(a) General Plan Information                                      Cover of Prospectus
1.(b) Securities to be Offered                                      Cover of Prospectus
1.(c) Employees Who May Participate                                 Cover of Prospectus
      in the Plan
1.(d) Purchase of Securities                                        Cover of Prospectus
      Pursuant to the Plan and
      Payment for Securities Offered
1.(e) Resale Restrictions                                           Not Applicable
1.(f) Tax Effects of Plan Participants                              Not Applicable
1.(g) Investment of Funds                                           Not Applicable
1.(h) Withdrawal From the Plan;                                     Not Applicable
      Assignment of Interest
1.(i) Forfeitures and Penalties                                     Not Applicable
1.(j) Charges and Deductions,                                       Not Applicable
      and Liens Therefore

2. Registrant Information and                                       Available Information and
   Employee Plan Annual Information                                 Incorporation of Documents
                                                                    by Reference

3. Incorporation of Documents by                                    Incorporation of Documents
   Reference                                                        by Reference

4. Description of Securities                                        Description of Securities

5. Interests of Named Experts and                                   Interests of Named Experts
   Counsel                                                          and Counsel

6. Indemnification of Directors                                     Indemnification of Directors
   and Officers                                                     and Officers

7. Exemption from Registration                                      Not Applicable
   Claimed


Prospectus

                                 175,000 Shares
                          Common Stock, $.01 par Value



                      Holiday RV Superstores, Incorporated
                      ------------------------------------


         This Prospectus relates to 175,000 Shares of Common Stock of Holiday RV Superstores, Incorporated, a Florida Corporation (the "Company") registered hereunder 50,000 of which shares are being offered to five of the Company's Outside Directors pursuant to options granted to them in February, 1993, under the Outside Directors Stock Option Plan and 125,000 of which shares are being offered to the Company's Director, Vice President and Chief Financial Officer pursuant to options granted to him in each of the last five (5) years under the Company's 1987 Incentive Stock Option Plan ("Plan"). The Directors' options must be exercised by February, 2003, otherwise the option will expire. Options granted under the Plan lapse ten (10) years after the date of grant if not exercised, or upon termination of employment or three (3) months thereafter if approved by the Plan Administrator; provided, if termination of employment was attributable to Employee's permanent total disability any option granted to him may be exercised within twelve (12) months following his termination for such disability. Options under the Plan are designed to qualify under Section 422A of the Internal Revenue Code of 1986. The Plan is administered by the Compensation Advisory Committee of the Company's Board of Directors.



         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this Prospectus is October 12, 1995.

                                     PART I

            INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

Item 1.  Plan Information.

         The documents containing the information specified in this Item 1 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II
              Information Required in the Registration Statement

ITEM 3 - INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference into this Registration Statement, and made a part hereof:

         (a) The Registrant's latest Annual Report on Form 10-K, for the fiscal year ended October 31, 1994, and its Quarterly Reports on Form 10-Q for the three month periods ended January 31, 1995, April 30, 1995, and July 31, 1995, filed pursuant to
                 Section 13(a) or 15(d) of the Securities Act of 1934, as amended (the "Exchange Act").

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in Subparagraph (a) above.

         (c) The description of Securities of the Registrant offered hereunder is contained in the Registrant's Registration Statement under the Exchange Act on Form 8-A, file No. 0-16448 filed on September 14, 1987, and effective on October 27, 1987, incorporating by reference, the description of securities contained under the caption Description of Securities on Page 26 of the Registrant's final Prospectus dated October 22, 1987, included in its Registration Statement on Form S-18, File No. 33-17190-A, filed on September 14, 1987, as amended by Amendment filed on October 8, 1987, and declared effective on October 27, 1987. A Specimen copy of the form of Common Stock Certificate was filed as Exhibit 4(a) to Registrant's aforesaid Registration Statement on Form S-18 and the Certificate of Incorporation, as amended and the Bylaws, as amended, were filed as Exhibits 3(a), 3(b), 3(c), and 3(d), respectively, to Registrant's aforesaid Registration Statement on Form S-18.


All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15 (d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Lawrence H. Katz, counsel for the Registrant has been a Director of the Company since August, 1987. Mr. Katz has an option to purchase 10,000 of the Company's shares being registered hereby.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Articles of Incorporation provide for the automatic mandatory indemnification of the Company's Officers and Directors to the full extent permitted by Florida Law and for the indemnification of every Company Employee and Agent upon a vote of its Board of Directors. The Company executed indemnification agreements with its Officers and Directors in November, 1990, which agreements were ratified by the Shareholders in May 1991.

         Under such indemnification agreements, indemnification of the Company's Officers and Directors extends to any and all costs and expenses (including trial, appellate and other attorney's fees), judgments, fines, penalties and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any such action. Indemnification is available in any action unless a judgment (after exhaustion of all appeals) or other final adjudication determines that the Indemnitee's actions, or omissions to act, were material to the cause of action so adjudicated and constitute; (i) a violation of criminal law, unless the Indemnitee had reasonable cause to believe his conduct was lawful; or, had no reasonable cause to believe his conduct was unlawful;(ii) a transaction from which the Indemnitee received an improper personal benefit within the meaning of Florida Statute Section 607.0850(7)(b); (iii) in the case of a Director, circumstances under which the liability provisions of Florida Statue Section 607.0834, concerning unlawful distributions made by the Company are applicable; or, (iv) willful misconduct or a conscious disregard for the best interest of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder of the Company. Further, Florida Statue Section 607.0831 provides that a Director in not personally liable for monetary damages to the Company or any other person for any statement, vote, decision, or failure to act, regarding Company management or policy unless the Director breached or failed to perform his duties as Director; and, the Director's breach or failure to perform his duties constitutes an act within the meaning of the aforesaid clauses (i)-(iv), inclusive.

         The indemnification agreements represent an enlargement of the indemnification rights as specifically set forth in the Florida Statues; however, as permitted by Florida Statues, because the agreements provide that in all proceedings to determine whether an individual is entitled to indemnification, the persons making such determination shall presume that such entitlement exists and the Company has the burden of proof that the indemnification is not available. Regardless of whether a person is ultimately found to be entitled to indemnification, the Company is responsible for all costs incurred by such person in defending in the original action.

         Further, the indemnification agreements' provisions, being similar to Florida Statutory Law, require indemnification of Officers and Directors if such persons have been successful on the merits or otherwise in the defense of any action, the Company being required to indemnify such persons against expenses (including attorneys' fees) actually and reasonably incurred by them in such actions. However, the indemnification agreements expand the indemnitee provisions of the Florida Statues as is authorized by such Statues, by expressly defining the term "successful on the merits or otherwise" to include, among other things, terminations of actions on procedural grounds (e.g., the statute of limitations or disqualification of the plaintiff). The agreement also provides that settlements with a cost to the Indemnitee of less than $15,000.00 and the failure to bring actions within a specified period of time after the making of any claim or threat of an action will constitute, for purposes of the agreements, success on the merits or otherwise. Further, the indemnification agreements provide that persons will be deemed to have satisfied the requisite standard of care for indemnification if their actions were based on (i) financial statements, books of account or other records of the Company; (ii) information supplied to them by the Officers of the Company or another enterprise in the course of their duties; or, (iii) advice of legal counsel, outside accountants or appraisers. This provision of the indemnification agreement is comparable to that found in Florida Statute
Section 607.0830.

         The registrant carries directors' and officers' liability insurance policies under which all of the directors and executive officers of registrant are insured against loss imposed upon them with respect to their legal liability for breach of their duty to registrant. Excluded from coverage under said policy are fines and penalties imposed by law upon such directors and officers or other matters which may be deemed uninsurable such as material acts of active and deliberate dishonesty committed by the insureds with actual dishonest purpose and intent.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.  EXHIBITS.

See - Exhibits and Exhibit Index following the Signature Page hereof.

ITEM 9.  UNDERTAKINGS.

         The Undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and,

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i) and (ii) of this paragraph do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of

1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 12th day of October, 1995.


                     HOLIDAY R.V. SUPERSTORES, INCORPORATED



                                        By: /s/ Newton C. Kindlund
                                            -----------------------------
                                            Newton C. Kindlund, President


                               POWER OF ATTORNEY

         Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Newton C. Kindlund, and W. Hardee McAlhaney, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 of Holiday RV Superstores, Incorporated, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

            SIGNATURE                             TITLE                                                        DATE
/s/ Newton C. Kindlund            Chairman of the Board of Directors,                                    October 12, 1995
---------------------------       President, Chief Executive Officer
Newton C. Kindlund                (Principal Executive Officer)


/s/ W. Hardee McAlhaney           Director, Vice-President, Chief                                        October 12, 1995
---------------------------       Financial Officer,(Principal Financial
W. Hardee McAlhaney               Officer and Principal Accounting Officer)


/s/ Joanne M. Kindlund            Director, Vice President, Secretary,                                   October 12, 1995
---------------------------       Treasurer
Joanne M. Kindlund

                                  Director
---------------------------
Franklin J. Hitt

/s/ Avie N. Abramowitz            Director                                                               October 12, 1995
---------------------------
Avie N. Abramowitz

                                  Director
---------------------------
Paul G. Clubbe

                                  Director
---------------------------
Roy W. Parker

/s/ James P. Williams             Director                                                               October 12, 1995
---------------------------
James P. Williams

                                  Director
---------------------------
G. Lee Fitzgerald

/s/ Lawrence H. Katz              Director                                                               October 12, 1995
----------------------------
Lawrence H. Katz


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -----------------------



                                    EXHIBITS

                                       TO

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      HOLIDAY RV SUPERSTORES, INCORPORATED
                      ------------------------------------

                                 EXHIBIT INDEX



EXHIBIT NO.                       DESCRIPTION                                PAGE NO.
-----------                       -----------                                --------
      4                   INSTRUMENTS DEFINING RIGHTS       INCORPORATED BY REFERENCE
                          OF SECURITIES HOLDERS             FROM FORM S-18 and 8-A ON FILE
                                                            WITH COMMISSION (SEC File No. 0-
                                                            16448


      5                   OPINION RE: LEGALITY


      15                  LETTER ON UNAUDITED               INCORPORATED BY REFERENCE
                          INTERIM FINANCIAL                 FROM FORM 10-K AND OTHER
                          INFORMATION                       '34 ACT FILINGS


      23                  CONSENTS OF EXPERTS AND
                          COUNSEL
